Exhibit 32.1

THE MACERICH COMPANY

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Arthur M. Coppola and Thomas E. O’Hern, the Chief Executive Officer and Chief Financial Officer, respectively, of The Macerich Company (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:

(i)            the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 9, 2006

/S/ Arthur M. Coppola
President and Chief Executive Officer

/S/ Thomas E. O’Hern
Executive Vice President and Chief Financial Officer